UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2008, Pomeroy IT Solutions, Inc. (the “Company”) determined the named executive officers who had earned a performance-related cash bonus with respect to the financial results for the third quarter of fiscal year 2008, pursuant to the compensation plan set forth in each such officer's employment agreement, and the amounts payable for the performance-related cash bonuses.   The bonus for the named executive officer who earned a third quarter performance-related quarterly bonus is as follows:

Name of Officer	Performance Bonus
Christopher C. Froman	$19,635.19

In addition, Keith R. Coogan, the Company’s President and CEO, voluntarily deferred his bonus that had been earned and approved for the second quarter of fiscal 2008 in the amount of $55,579.18.  In connection with his resignation as President and CEO, effective January 5, 2009, the Company and Mr. Coogan agreed that the bonus would be paid.  This bonus will be paid on November 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: November 20, 2008	By: /s/ Keith R. Coogan
Keith R. Coogan, President and Chief Executive Officer